UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2025

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39158	65-0847995
(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100

Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	APCX	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.15	APCXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed, AppTech Payments Corp. (the “Company” or “our”) received a notice dated August 21, 2024, from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), notifying that the Company is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Minimum Stockholders’ Equity Requirement”).

As previously disclosed, on December 16, 2024, the Company entered into a share purchase agreement (the “AFIOS 6 SPA”) with AFIOS Partners 6 for the sale of 1,200,00 shares of the Company’s restricted common stock, par value $0.001 per share (the “Shares”) for a purchase price of $1,000,000, 1,200,000 warrants with a 5-year term and an exercise price of $0.90 per warrant, and 1,800,000 warrants with a 5-year term and an exercise price of $1.20 per warrant to be issued at closing. On the same day, the Company also entered into a share purchase agreement (the “AFIOS 7 SPA”) with AFIOS Partners 7 for the sale of up to 4,000,000 Shares for $1,500,000 funding on December 16, 2024, 1,500,000 shares of the Company’s restricted common stock will be issued and $2,500,000 in additional funding as and when required by the Company, will result in 2,500,000 shares of the Company’s restricted common stock will be issued (a purchase price of one dollar per share). In addition, the Company agreed to issue as funded proportionately 4,000,000 warrants with a 5-year term and an exercise price of $0.90 per warrant and 6,000,000 warrants with a 5-year term and an exercise price of $1.20 per warrant. The AFIOS 7 SPA also contains an over-allotment clause whereby AFIOS Partners 7 may increase the equity raise from $4,000,000 to $5,000,000 if the Company approves it, at the AFIOS 7 SPA’s exact pricing and unit composition.

On December 30, 2024, AFIOS Partners 6 invested $1,000,000 with common stock and warrants issuances pursuant to the AFIOS 6 SPA, and AFIOS Partners 7 invested $1,500,000 with common stock and warrants issuances pursuant to the AFIOS 7 SPA (the “Capital Raising Transaction”). The Company also settled the outstanding payables and recognized over $940,000 in gains on early debt extinguishment as of December 31, 2024. The results of the Capital Raising Transaction and early debt extinguishment brought the Company’s stockholders’ equity balance to $4,146,448 on December 31, 2024.

As a result of the Capital Raising Transaction and early debt extinguishment, as of the date of this Current Report on Form 8-K, the Company believes it has regained compliance with the Minimum Stockholders’ Equity Requirement.

Nasdaq will continue to monitor the Company’s ongoing compliance with the Minimum Stockholders’ Equity Requirement and, if at the time of the Company’s next periodic report, the Company does not evidence compliance, the Company may be subject to delisting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: January 10, 2025	By:	/s/ Thomas DeRosa
Thomas DeRosa
Chief Executive Officer

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